EXHIBIT 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on December 31, 2005 for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Mario Cesar Pereira de Araujo, the Chief Executive Officer, and Stefano De Angelis, the Chief Financial Officer of TIM Participações S.A., each certifies that, to the best of their respective knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TIM Participações S.A.

Rio de Janeiro, June 22, 2007

By:	/s / Mario Cesar Pereira de Araujo
Name:	Mario Cesar Pereira de Araujo
Title:	Chief Executive Officer

By:	/s / Stefano De Angelis
Name:	Stefano De Angelis
Title:	Chief Financial Officer